UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2026

Fold Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41168	86-2170416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2942 North 24th Street, Suite 115, #42035 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(866) 365-3277

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	FLD	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FLDDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On August 27, 2026, Fold Holdings, Inc. (the "Company") delivered written notice to the investor (the "Investor") party to the Equity Purchase Facility Agreement, dated as of June 16, 2025 (the "Facility"), by and between the Company and the Investor, notifying the Investor of the Company's election to terminate the Facility. In accordance with the termination provisions of the Facility, the termination will become effective on September 3, 2026. As of the date of such notice, there were no outstanding Advance Notices (as defined in the Facility) under which the Company was obligated to issue shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), to the Investor.

As previously disclosed in the Company’s Current Report on Form 8-K filed June 17, 2025, pursuant to the Facility, the Investor had committed to purchase, subject to certain conditions and limitations, up to $250,000,000 in newly issued shares of Common Stock (the "Commitment"), which the Company had the right, but not the obligation, to draw upon from time to time in its sole discretion by delivering advance notices to the Investor. The purchase price per share for shares sold to the Investor under the Facility was calculated upon the terms described therein. In connection with entering into the Facility, the Company and the Investor also entered into a Registration Rights Agreement, dated as of June 16, 2025 (the "Registration Rights Agreement"), pursuant to which the Company agreed to file with the Securities and Exchange Commission a registration statement registering the resale by the Investor of the shares of Common Stock issuable under the Facility.

The Company terminated the Facility in order to provide the Company with the option of alternative financing. The Company did not incur any prepayment fees or penalties as a result of terminating the Facility. Upon the termination of the Facility becoming effective, the Company's obligations under the Registration Rights Agreement will also terminate in accordance with the terms thereof, except to the extent the Investor then holds any Registrable Securities (as defined in the Registration Rights Agreement), in which case the Company's obligations under the Registration Rights Agreement with respect to such Registrable Securities will survive such termination.

The foregoing description of the Facility and the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreements, copies of which are incorporated herein by reference as Exhibit 10.1 and Exhibit 10.2, respectively.

ITEM 7.01 REGULATION FD DISCLOSURE.

The Company hereby announces that its Board of Directors has set October 22, 2026 as the date of a special shareholder meeting concerning the matters previously disclosed in the preliminary proxy statement filed by the Company on August 7, 2026. The record date for such meeting will be September 4, 2026.

The information contained in Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1*^

Equity Purchase Facility Agreement, dated as of June 16, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.1 to that Current Report on Form 8-K filed by the Company on June 17, 2025).

10.2*^

Registration Rights Agreement, dated as of June 16, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.2 to that Current Report on Form 8-K filed by the Company on June 17, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

^ Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOLD HOLDINGS, INC.

	By:	/s/ Will Reeves
		Name:	Will Reeves
		Title:	Chief Executive Officer

Dated: September 2, 2026